EXHIBIT 21

The Sherwin-Williams Company
Subsidiaries

Domestic

Subsidiary	State of
Incorporation

Acquire Sourcing, LLC	DE
Comex North America, Inc.	DE
Contract Transportation Systems Co.	DE
CTS National Corporation	DE
Omega Specialty Products & Services LLC	OH
Plasti-Kote Co., Inc.	OH
Sherwin-Williams Realty Holdings, Inc.	IL
SWIMC LLC	DE
The Sherwin-Williams Acceptance Corporation	NV
The Sherwin-Williams Headquarters Company	OH
The Sherwin-Williams Manufacturing Company	OH
The Sherwin-Williams US Licensing Company	DE
Valspar Specialty Paints, LLC	DE

Foreign

Subsidiary	Country of
Incorporation

Compania Sherwin-Williams, S.A. de C.V.	Mexico
Deep Pride Limited	Ireland
Dongguan Lilly Paint Industries Ltd	China
EPS B.V.	Netherlands
EPS Polidrox Industria e Comercio de Resinas Ltda	Brazil
EPS (Shanghai) Trading Co., Ltd.	China
Geocel Limited	UK
Guangdong Valspar Paints Manufacturing Co Ltd.	China
Guangdong Yuegang Dadi Paints Company Limited	China
Guardsman Australia Pty Limited	Australia
Guardsman Industries Limited	UK
Invercolor Bologna Srl	Italy
Invercolor Ltd	UK
Invercolor Roma Srl	Italy
Invercolor Torino Srl	Italy

Invercolor Toscana Srl	Italy
Inver East Med S.A.	Greece
Inver France SAS	France
Inver GmbH	Germany
Inver Industrial Coating SRL	Romania
Inver Polska Spółka Z O.O	Poland
Inver Spa	Italy
Isocoat Tintas e Vernizes Ltda	Brazil
Isva Vernici Srl	Italy
Jiangsu Pulanna Coating Co., Ltd.	China
Oy Sherwin-Williams Finland Ab	Finland
Pinturas Condor S.A.	Ecuador
Pinturas Industriales S.A.	Uruguay
Plasti-kote Limited	UK
Productos Quimicos y Pinturas, S.A. de C.V.	Mexico
PT Sherwin-Williams Indonesia	Indonesia
PT Valspar Indonesia	Indonesia
Quest Automotive Products UK Limited	UK
Quetzal Pinturas, S.A. de C.V.	Mexico
Resin Surfaces Limited	UK
Ronseal (Ireland) Limited	Ireland
Sherwin-Williams Argentina I.y C.S.A.	Argentina
Sherwin-Williams Aruba VBA	Aruba
Sherwin-Williams (Australia) Pty. Ltd.	AU
Sherwin-Williams Automotive Mexico S.de R.L.de C.V.	Mexico
Sherwin-Williams Balkan S.R.L.	Romania
Sherwin-Williams Bel	Belarus
Sherwin-Williams (Belize) Limited	Belize
Sherwin-Williams Benelux NV	Belgium
Sherwin-Williams Canada Inc.	Canada
Sherwin-Williams (Caribbean) N.V.	Curacao
Sherwin-Williams Cayman Islands Limited	Grand Cayman
Sherwin-Williams Chile S.A.	Chile
Sherwin-Williams Coatings India Private Limited	India
Sherwin-Williams Coatings S.a r.l.	Luxembourg
Sherwin Williams Colombia S.A.S.	Columbia
Sherwin-Williams Czech Republic spol. s r.o	Czech Republic
Sherwin-Williams Denmark A/S	Denmark
Sherwin-Williams Deutschland GmbH	Germany
Sherwin-Williams Diversified Brands (Australia) Pty Ltd	Australia
Sherwin-Williams Diversified Brands Limited	UK
Sherwin-Williams do Brasil Industria e Comercio Ltda.	Brazil
Sherwin-Williams France Finishes SAS	France
Sherwin-Williams (Ireland) Limited	Ireland
Sherwin-Williams Italy S.r.l.	Italy
Sherwin-Williams Luxembourg Investment Management Company S.a r.l.	Luxembourg

Sherwin-Williams (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Nantong) Company Limited	China
Sherwin-Williams Norway AS	Norway
Sherwin-Williams Paints Limited Liability Company	Russia
Sherwin-Williams Peru S.R.L.	Peru
Sherwin-Williams Pinturas de Venezuela S.A.	Venezuela
Sherwin-Williams Poland Sp. z o.o	Poland
Sherwin-Williams Protective & Marine Coatings	UK
Sherwin-Williams (S) Pte. Ltd.	Singapore
Sherwin-Williams Services (Malaysia) Sdn. Bhd.	Malaysia
Sherwin-Williams (Shanghai) Limited	China
Sherwin-Williams (South China) Co., Ltd.	China
Sherwin-Williams Spain Coatings S.L.	Spain
Sherwin-Williams Sweden AB	Sweden
Sherwin-Williams (Thailand) Co., Ltd.	Thailand
Sherwin-Williams Uruguay S.A.	Uruguay
Sherwin-Williams (Vietnam) Limited	Vietnam
Sherwin-Williams (West Indies) Limited	Jamaica
Spanyc Paints Joint Stock Company	Vietnam
SWIPCO – Sherwin Williams do Brasil Propriedade	Brazil
Syntema I Vaggeryd AB	Sweden
Taiwan Valspar Co., Ltd.	Taiwan
The Valspar (Asia) Corporation Limited	Hong Kong
The Valspar (Australia) Corporation Pty. Ltd.	Australia
The Valspar Corporation Limitada	Brazil
The Valspar (Finland) Corporation Oy	Finland
The Valspar (France) Corporation S.A.S.	France
The Valspar (France) Research Corporation SAS	France
The Valspar (Germany) GmbH	Germany
The Valspar (Malaysia) Corporation Sdn Bhd	Malaysia
The Valspar (Nantes) Corporation S.A.S.	France
The Valspar (Singapore) Corporation Pte. Ltd	Singapore
The Valspar (South Africa) Corporation (Pty) Ltd	South Africa
The Valspar (Spain) Corporation S.R.L.	Spain
The Valspar (Switzerland) Corporation AG	Switzerland
The Valspar (Thailand) Corporation Ltd.	Thailand
The Valspar (UK) Corporation Limited	UK
The Valspar (Vietnam) Corporation Ltd.	Vietnam
TOB Becker Acroma Ukraine	Ukraine
UAB Sherwin-Williams Baltic	Lithuania
Valspar Aries Coatings, S. de R.L. de C.V.	Mexico
Valspar Automotive Australia Pty Limited	Australia
Valspar Automotive (UK) Corporation Limited	UK
Valspar B.V.	Netherlands
Valspar Coatings (Guangdong) Co., Ltd.	China
Valspar Coatings (Shanghai) Co. Ltd.	China

Valspar Coatings (Tianjin) Co., Ltd	China
Valspar D.o.o Beograd	Serbia
Valspar Inc.	Canada
Valspar (India) Coatings Corporation Private Limited	India
Valspar Industries GmbH	Germany
Valspar Industries (Ireland) Ltd.	Ireland
Valspar Industries (Italy) S.r.l.	Italy
Valspar LLC	Russia
Valspar Mexicana, S.A. de C.V.	Mexico
Valspar Paint (Australia) Pty Ltd	Australia
Valspar Paint (NZ) Limited	New Zealand
Valspar Powder Coatings Limited	UK
Valspar Rock Company Limited	Japan
Valspar (Shanghai) Management Co., Ltd.	China
Vantaco Oy	Finland
Valspar (Uruguay) Corporation S.A.	Uruguay
Valspar (WPC) Pty Ltd	Australia
ZAO Sherwin-Williams	Russia